Exhibit 99.1


               [United Bankshares, Inc. News Release Letterhead]







FROM:             United Bankshares, Inc.                 FOR IMMEDIATE RELEASE
                  514 Market Street
                  Parkersburg, WV  26101

CONTACT:          Steven E. Wilson                        DATE: January 21, 1998
                  Executive Vice President
                  and Chief Financial Officer
                  (304) 424-8800


                       UNITED BANKSHARES, INC. ANNOUNCES
                        FOURTH QUARTER AND 1997 EARNINGS


         United Bankshares, Inc. (UBSI), a $2.7 billion bank holding company headquartered in West Virginia, reported fourth quarter earnings of $10.4 million or 69(cent) per share and reported 1997 annual earnings of $ 40.9 million or $2.70 per share. This represents a 6% increase over earnings of $9.9 million or 65(cent) per share for the fourth quarter of 1996 and a 35% increase over earnings of $30.5 million or $2.00 per share for the year ended December 31, 1996.
         For 1997, United's return on average assets was strong at 1.7% and return on average equity was 15.3%. Today, United is one of the best performing regional banking companies in the nation.
         "The year 1997 was the best year in our company's history," said Richard M. Adams, Chairman and CEO.

                         [United Bankshares, Inc. Logo]


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United Bankshares, Inc. Announces...
January 21, 1998
Page Two


         The 1997 dividend of $1.35 per share, represents the twenty-fourth consecutive year of dividend increases for United shareholders. Additionally, based on recent market prices for United's stock, United shareholders have experienced a 45% appreciation in their stock ownership value since a year ago. United's asset quality remains strong with the nonperforming asset level at 0.67% of total assets, the capital ratio remains strong at nearly 11% and United is categorized as well capitalized based on the risk-based capital ratio, considerably exceeding the regulatory minimum requirement. These ratios compare very favorably to industry averages and support a strong financial position.
         This week United announced reaching an agreement to purchase two branches in the eastern panhandle of West Virginia. The branches, located in Charles Town and Shepherdstown, have combined deposits of approximately $67 million. This represents an entrance into new markets for United and it bridges the geographic gap between United's West Virginia and Virginia franchises. The transaction is subject to the receipt of all regulatory approvals, as well as other customary conditions.
         United recently signed a definitive agreement to merge with George Mason Bankshares, Inc. of Fairfax, Virginia, with assets of approximately $1 billion. The transaction, which is expected to close in April of 1998, will increase United's Virginia franchise to more than $1.3 billion in assets. Following completion of the proposed merger with George Mason, United will have consolidated assets of over $3.7 billion with 73 full service offices in West Virginia, Virginia, Maryland and Washington, D.C. Consummation of the transaction is subject to approval by the shareholders of United and George Mason and the receipt of all required regulatory approvals, as well as other customary conditions.
         United Bankshares, with $2.7 billion in assets, is the second largest West Virginia headquartered bank holding company. UBSI with its lead bank, United National Bank, and subsidiary, United Bank, has 43 offices in 34 West Virginia communities and 10 offices in the Northern Virginia region.
         United Bankshares stock is traded on the NASDAQ (National Association of Securities Dealers Quotation System) National Market System under the quotation symbol "UBSI".

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



                    UNITED BANKSHARES. INC. AND SUBSIDIARIES

                                FINANCIAL SUMMARY
                    (In Thousands Except for Per Share Data)

                                                             Three Months Ended                              Year Ended
                                                      --------------------------------            --------------------------------
                                                      December 31          December 31            December 31          December 31
                                                          1997                 1996                   1997                 1996
                                                      -------------      -------------            -------------      -------------
EARNINGS SUMMARY
Interest income, taxable equivalent                        $52,469            $44,706                 $192,714           $174,830
Interest expense                                            23,440             19,187                   84,499             73,185
Net interest income, taxable equivalent                     29,029             25,519                  108,215            101,645
Taxable equivalent adjustment                                  687                672                    2,462              2,472
Net interest income                                         28,342             24,847                  105,753             99,173
Provision for loan losses                                      950                450                    3,100              2,610
Noninterest income                                           4,594              3,950                   16,597             14,718
Loss on security transactions                                                                                                 (98)
Net income (loss) from mortgage banking operations             670                375                    3,135               (431)
Noninterest expenses                                        16,517             14,005                   59,949             63,549
Income taxes                                                 5,713              4,781                   21,497             16,691
Net income                                                  10,426              9,936                   40,939             30,512
Cash dividends paid                                          4,930              4,850                   19,910             17,847

PER COMMON SHARE:
Net income:
  Basic                                                       0.70               0.66                     2.73               2.02
  Diluted                                                     0.69               0.65                     2.70               2.00
Cash dividends paid                                           0.35               0.32                     1.35               1.24
Book value                                                                                               18.68              17.13
Closing market price                                                                                     47.75              33.00
Common shares outstanding:
  Actual, net of treasury shares                                                                    14,983,758         15,089,635
  Average diluted                                       15,163,297         15,212,871               15,135,996         15,253,356

FINANCIAL RATIOS
Return on average assets                                      1.60%              1.69%                    1.68%              1.35%
Return on average shareholders' equity                       14.89%             15.27%                   15.28%             11.98%
Average equity to average assets                             10.63%             11.09%                   11.25%             11.25%
Net interest margin                                           4.78%              4.74%                    4.76%              4.85%


                                                      December 31                                 December 31
                                                          1997                                        1996
                                                      -------------                               -------------
PERIOD END BALANCES
Assets                                                   2,699,790                                   2,326,877
Earning Assets                                           2,523,374                                   2,183,128
Loans, net of unearned income                            2,060,487                                   1,847,605
Investment securities                                      461,837                                     332,331
Total deposits                                           2,106,047                                   1,827,554
Shareholders' equity                                       279,871                                     258,514


                         [United Bankshares, Inc. Logo]

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


                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       UNITED BANKSHARES, INC.


Date January 23, 1998                  By   /s/ Steven E. Wilson
     -------------------                 ---------------------------------------
                                           Steven E. Wilson
                                           Its Executive Vice President,
                                           Secretary and Chief Financial Officer




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